UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES
EXCHANGE ACT OF 1934

Alma Maritime Limited

(Exact Name of Registrant as Specified in its Charter)

The Republic of The Marshall Islands	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Pandoras 13

Glyfada 16674
Athens, Greece
(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common stock, $0.001 par value per share	New York Stock Exchange
Preferred stock purchase rights	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-165415 (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.  Description of Registrant’s Securities to be Registered

A description of the securities of Alma Maritime Limited (the “Registrant”) to be registered hereby is set forth under the caption “Description of Capital Stock” in (i) the prospectus (subject to completion) dated March 18, 2010 included in Part I of the Registration Statement (Registration No. 333-165415) on Form F-1 (as amended, the “Registration Statement”) of the Registrant originally filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on March 12, 2010 and (ii) the related final form of the prospectus to be filed with the Commission pursuant to Rule 424(b) of the Securities Act. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2.  Exhibits

No exhibits are required to be filed because no other securities of the Company are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ALMA MARITIME LIMITED

Date: March 19, 2010	By:	/s/ Stamatis Molaris
Name: Stamatis Molaris
Title: Chief Executive Officer and Chairman